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                                    (11)

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                                                                  Exhibit 11
                                                                      to
                                                              Form 10-K for 1996


                              CINCINNATI BELL INC.
                 COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
       Dollars in millions, except per share amounts; shares in thousands
                                   (Unaudited)



                                                                                1996           1995           1994
                                                                              -------        -------        -------
PRIMARY

Weighted average common shares outstanding . . . . . . . . . . . . . .         67,233         66,271         65,443

Net effect of dilutive stock options - based on
    the Treasury stock method using the average
    market price . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,356            457              9
                                                                              -------        -------        -------

Total shares for computing primary earnings per share                          68,589         66,728         65,452
                                                                              -------        -------        -------
                                                                              -------        -------        -------

Net income (loss). . . . . . . . . . . . . . . . . . . . . . . . . . .        $ 185.0        $ (32.3)       $  72.6
                                                                              -------        -------        -------
                                                                              -------        -------        -------

Net income (loss) per share. . . . . . . . . . . . . . . . . . . . . .        $  2.70        $  (.48)       $  1.11
                                                                              -------        -------        -------
                                                                              -------        -------        -------


FULLY DILUTED

Weighted average common shares outstanding . . . . . . . . . . . . . .         67,233         66,271         65,443

Net effect of dilutive stock options - based on
    the Treasury stock method using the higher
    of average or period - end market price. . . . . . . . . . . . . .          1,713            871              9
                                                                              -------        -------        -------

Total shares for computing fully diluted earnings per share. . . . . .         68,946         67,142         65,452
                                                                              -------        -------        -------
                                                                              -------        -------        -------

Net income (loss). . . . . . . . . . . . . . . . . . . . . . . . . . .        $ 185.0        $ (32.3)       $  72.6
                                                                              -------        -------        -------
                                                                              -------        -------        -------

Net income (loss) per share. . . . . . . . . . . . . . . . . . . . . .        $  2.68        $  (.48)       $  1.11
                                                                              -------        -------        -------
                                                                              -------        -------        -------